Exhibit 5

                                 Foley & Lardner
                          402 West Broadway, Suite 2300
                           San Diego, California 92101
                                  619-234-6655
                                Fax 619 234-3510

                                February 23, 2000


U. S. Laboratories Inc.
7895 Convoy Court, Suite 18
San Diego, California  92111

Ladies and Gentlemen:

          We have acted as counsel for U. S. Laboratories Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 30,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be issued under the Company's 1999 Stock Bonus Plan (the "Plan").

          In this regard, we have examined: (a) the Plan; (b) a signed copy of the Registration Statement; (c) the Company's Amended and Restated Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Delaware.

          2. The shares of Common Stock, when issued by the Company in the manner contemplated in the Plan, will be validly issued, fully paid and nonassessable.


          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                       Yours truly,


                                      /S/ Foley & Lardner
                                      -------------------------------
                                      FOLEY & LARDNER



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